Exhibit (a)(1)(v)

Notice of Withdrawal of Tender
Regarding Shares in Stone Point Credit Income Fund
Tendered Pursuant to the Offer to Purchase
Dated May 15, 2026

The Offer and withdrawal rights will expire at 5:00 p.m., Eastern Time, on June 16, 2026 and this Notice of
Withdrawal must be received by the Fund as set forth below by 5:00 p.m.,
Eastern Time, on June 16, 2026, unless the Offer is extended.
Complete this Notice of Withdrawal and follow the transmittal instructions included herein

PLEASE MAIL OR EMAIL THE COMPLETED FORMS TO THE FUND’S TRANSFER AGENT:

Stone Point Credit Income Fund

c/o U.S. Bank Global Fund Services

615 E Michigan St.

Milwaukee, WI 53202

E-mail: alternativefundsupport@usbank.com

If the forms are sent to the Fund’s Transfer Agent, your withdrawal may not be processed in a timely manner.

You are responsible for confirming that this Notice is received timely by the Fund. If you fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Fund.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

Fund Name: Stone Point Credit Income Fund

Fund Account #:

Account Name/Registration:

Address:

City, State, Zip:

Telephone Number:

E-mail Address:

Financial Intermediary Firm Name:

Financial Intermediary Account #:

Financial Advisor Name:

Financial Advisor Telephone #:

The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date